Exhibit (a)(5)(cxlvii)

TABLE OF CONTENT

PeopleSoft Offer

•	Overview

•	Press Releases

•	Tender Offer Instructions

Get Informed

•	PeopleSoft Customers

•	PeopleSoft Shareholders

•	Oracle Customers

•	Oracle Shareholders

•	Partners

Resources

•	Customer Documents

•	U.S. Court Decision

•	Oracle Case Filings

•	Media Coverage

•	Contact Us

U.S. Court Clears Oracle to Move Forward with Acquisition of PeopleSoft	[GRAPHIC]

Oracle has received notice that the injunction sought by the United States Department of Justice to prevent our proposed acquisition of PeopleSoft has been rejected, thus allowing us to move closer to completing the merger. Read the press release.

“This decision puts the onus squarely on the board of PeopleSoft to meet with us and to redeem their poison pill so that the shareholders can accept our offer,” said Oracle Chairman Jeffrey O. Henley. Read the letter from Oracle to PeopleSoft’s board. (PDF, 48k)

We have spent a significant amount of time and resources in the pursuit of PeopleSoft because we believe that the combined companies will provide customers and shareholders with superior benefits and a stronger long-term alternative. The combination will ensure continued innovation in a rapidly changing market while at the same time preserving customers’ existing IT investments.

•	Decision by United States District Court, Northern District of California: The full decision in Oracle’s favor as rendered by the court.

•	Selected Oracle Case Filings: Including our Posttrial Brief, Proposed Conclusions of Law, and Proposed Findings of Fact.

Get Informed

[GRAPHIC]	PeopleSoft Customers: Superior future product roadmap. • Ongoing support and enhancements.

[GRAPHIC]	PeopleSoft Shareholders: All cash offer at US$21.00 per share. • Oracle offers a stronger alternative.

[GRAPHIC]	Oracle Customers: Development of E-Business Suite continues on current schedule. • Larger development budget and increased innovation.

[GRAPHIC]	Oracle Shareholders: Meaningful, positive impact on future financial results. • Strategy focused on a singular, consolidated approach.

[GRAPHIC]	Partners: Combination creates an even more compelling Oracle economy. • Opportunities to offer new and expanded services.

THE SOLICITATION AND THE OFFER TO BUY PEOPLESOFT’S COMMON STOCK IS ONLY MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE CORPORATION AND PEPPER ACQUISITION CORP. FILED ON JUNE 9, 2003, AS AMENDED AND RESTATED ON FEBRUARY 12, 2004 AND AS SUBSEQUENTLY AMENDED. STOCKHOLDERS SHOULD READ THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS CAN OBTAIN THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM CREDIT SUISSE FIRST BOSTON LLC, THE DEALER MANAGER FOR THE OFFER, FROM MACKENZIE PARTNERS, THE INFORMATION AGENT FOR THE OFFER, OR FROM ORACLE CORPORATION.

Press Releases

August 26, 2004

Oracle Extends Tender Offer

July 12, 2004

Oracle Reaffirms Intent to Acquire PeopleSoft

THE SOLICITATION AND THE OFFER TO BUY PEOPLESOFT’S COMMON STOCK IS ONLY MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE CORPORATION AND PEPPER ACQUISITION CORP. FILED ON JUNE 9, 2003, AS AMENDED AND RESTATED ON FEBRUARY 12, 2004 AND AS SUBSEQUENTLY AMENDED. STOCKHOLDERS SHOULD READ THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS CAN OBTAIN THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM CREDIT SUISSE FIRST BOSTON LLC, THE DEALER MANAGER FOR THE OFFER, FROM MACKENZIE PARTNERS, THE INFORMATION AGENT FOR THE OFFER, OR FROM ORACLE CORPORATION.

How to Tender Your Shares

1.	Get copies of the Offer to Purchase, the Letter of Transmittal, and related documents free from any one of these sources:

•	Information Agent for the Offer: MacKenzie Partners, Inc, 105 Madison Avenue, New York, New York 10016; call collect: (212) 929-5500, toll free: (800) 322-2885, e-mail: proxy@mackenziepartners.com

•	Dealer Manager for the Offer: Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010-3629; (800) 881-8320 (toll free)

•	Oracle Investor Relations: Oracle Corporation, 500 Oracle Parkway, Redwood Shores, CA 94065; (650) 506-4073; e-mail investor_us@oracle.com

•	The US Securities and Exchange Commission Web site (www.sec.gov)

•	Download PDF versions of the files individually:

•	Offer to Purchase (217k)

•	Letter of Transmittal (82k)

•	Notice of Guaranteed Delivery (39k)

•	Letter to Clients (34k)

•	Letter to Brokers (51k)

•	Guidelines for Certification of Taxpayer Identification Number on Substitute From W-9 (28k) Or, download all related documents in a single .zip file (ZIP, 394k)

2.	Send the Amended and Restated Letter of Transmittal and certificates for Shares and any other required documents to the Depositary for the Offer, American Stock Transfer & Trust Company, at one of the addresses below:

•	By mail, overnight courier, or hand: 59 Maiden Lane, New York, New York 10038

•	By facsimile (for eligible institutions only): (718) 234-5001. To confirm facsimile transmission, call toll free: (877) 248-6417

Please note that on May 14, 2004, Oracle announced that it revised its cash tender offer to purchase all of the outstanding shares of PeopleSoft, Inc. to US$21 per share. Oracle has also subsequently extended the tender offer to midnight EDT on Friday, August 27, 2004. PeopleSoft stockholders who wish to tender may continue to use the Amended and Restated Offer to Purchase, the Letter of Transmittal, and related documents from February 12, 2004.

If your shares are held in street name by your broker, dealer, bank, trust company or other nominee, such nominee can tender your shares through The Depository Trust Company.

Questions and requests for assistance can be directed to MacKenzie Partners, Inc. at (800) 322-2885 (toll-free) or (212) 929-5500, or by e-mail proxy@mackenziepartners.com

Find out more at oracle.com/peoplesoft or call 1.800.633.0925

THE SOLICITATION AND THE OFFER TO BUY PEOPLESOFT’S COMMON STOCK IS ONLY MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE CORPORATION AND PEPPER ACQUISITION CORP. FILED ON JUNE 9, 2003, AS AMENDED AND RESTATED ON FEBRUARY 12, 2004 AND AS SUBSEQUENTLY AMENDED. STOCKHOLDERS SHOULD READ THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS CAN OBTAIN THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM CREDIT SUISSE FIRST BOSTON LLC, THE DEALER MANAGER FOR THE OFFER, FROM MACKENZIE PARTNERS, THE INFORMATION AGENT FOR THE OFFER, OR FROM ORACLE CORPORATION.

[GRAPHIC]	PeopleSoft Customers: Ongoing Support and Enhancements	[GRAPHIC]

Oracle understands that each PeopleSoft customer has made a significant investment in its current software applications and that it is critical these purchases retain their value and usefulness. We have spent a significant amount of time and resources in the pursuit of PeopleSoft because we believe that the combined companies will provide customers with superior benefits and a stronger long-term alternative. The combination will ensure continued innovation in a rapidly changing market while at the same time preserving customers’ existing IT investments.

•	Read an open letter from Charles Phillips to PeopleSoft customers that reaffirms Oracle’s interest in PeopleSoft’s customers and moving forward with the transaction. (PDF, 891k)

•	Read about the benefits that Oracle believes customers will realize through the combination of Oracle and PeopleSoft. (PDF, 491k)

•	Read answers to the most frequently asked questions of PeopleSoft customers. (PDF, 489k)

•	Read about Oracle’s global, award-winning customer support organization. (PDF, 491k)

•	Read about the Rdb acquisition, in which we made similar customer commitments and have stuck to them. (PDF, 494k)

•	Read about how DIRECTV has benefited from Oracle’s long-term commitment to customers gained in the Rdb acquisition. (PDF, 529k)

Get Informed

As we’ve stated since the inception of our offer to acquire PeopleSoft, we believe the combination will provide the following real and substantial benefits for customers:

☐	Oracle, a company with significant resources, has committed to continue to support the PeopleSoft product line. Oracle’s interest in PeopleSoft customers is not dependent on migrating to Oracle applications or database. Rather, we will extend support for the PeopleSoft product line and will not force customers to migrate.

☐	Customers can expect to receive ongoing enhancements and product maintenance. Oracle itself has many more applications developers than PeopleSoft, and on a combined basis we expect to improve the PeopleSoft products over time.

☐	Our aim is to support PeopleSoft products just as if they were Oracle products. We expect PeopleSoft customers to experience a higher level of service with one-stop support for applications, databases, and other technologies from a stronger vendor under one roof. Few companies in the technology sector can approach the breadth of Oracle’s global support operations.

☐	Oracle will offer future applications that combine the best features and functions of each company’s products and are tightly integrated with the rest of the Oracle infrastructure offerings. It will also benefit from the contribution of developers from both companies to further enhance the product going forward based on a larger applications development budget. The result will be greater quality assurance, more innovative products, increased investment for software enhancements unique to selected verticals, and the ability to deliver new technology to market faster. The larger customer base will also attract more complementary independent software vendors (ISVs) with products that extend the Oracle offering and make customer investments more valuable.

☐	PeopleSoft customers will receive free module-for-module exchanges to the E-Business Suite product superset along with Oracle database licenses for the applications. Customers can stay on PeopleSoft applications or migrate to Oracle applications and infrastructure at their discretion. Either way, it’s entirely their choice and Oracle will support both options.

We would not spend the significant amount of time and resources we have over the last year unless we really wanted you to be our customers. Our investment pays off only if we keep you happy. Customer satisfaction is our highest priority and an Oracle commitment.

We know how to do this. Ask any customer from our Rdb database acquisition from Digital Equipment Corporation. A decade later, we are still providing world-class support and enhancements to thousands of Rdb customers running mission-critical applications.

THE SOLICITATION AND THE OFFER TO BUY PEOPLESOFT’S COMMON STOCK IS ONLY MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE CORPORATION AND PEPPER ACQUISITION CORP. FILED ON JUNE 9, 2003, AS AMENDED AND RESTATED ON FEBRUARY 12, 2004 AND AS SUBSEQUENTLY AMENDED. STOCKHOLDERS SHOULD READ THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS CAN OBTAIN THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM CREDIT SUISSE FIRST BOSTON LLC, THE DEALER MANAGER FOR THE OFFER, FROM MACKENZIE PARTNERS, THE INFORMATION AGENT FOR THE OFFER, OR FROM ORACLE CORPORATION.

[GRAPHIC]	PeopleSoft Shareholders: Oracle Offers a Stronger Alternative	[GRAPHIC]

Oracle’s tender offer is an all-cash offer at US$21.00 per share that represents compelling and certain value. Oracle’s offer gives PeopleSoft shareholders a choice that involves substantially less risk.

We have done our part. Now we need your help. The decision to sell is ultimately yours as a shareholder. Until the board of directors at PeopleSoft redeems its poison pill, we are unable to consummate our offer. Send the board and management a message; tender your shares into our offer.

•	To tender your shares, please go to the Tender Offer Instructions.

Get Informed

Your other choice is to stay with PeopleSoft’s management team. We believe documents made public in the antitrust trial raise serious concerns about the level of investment PeopleSoft is making in its business and its ability to remain competitive. We further believe PeopleSoft’s acquisition of J.D. Edwards was a temporary fix that has created ongoing operational risk, which analysts have recognized. Finally, we believe the combined entity materially missed its revenue and earnings in the latest quarter because of difficulties associated with the J.D. Edwards integration and the failure of promised revenue and operating synergies to materialize.

We believe the following exhibits, which were made public in the U.S. antitrust trial, provide proof of these trends as well as PeopleSoft’s lobbying efforts designed to raise antitrust concerns and prevent shareholder choice:

1.	Underinvestment in PeopleSoft products.

☐	E-mail from Rick Bergquist, PeopleSoft CTO, on February 24, 2003, to Craig Conway, PeopleSoft CEO. Defense exhibit D6092 (PDF, 128k).

“Under Investment - we are fundamentally investing less absolute dollars on the initiatives we put forward than our competitors. Relative to these players they have 3 to 5 times our developer count (and probably in most other areas too). Yet we are trying to cover fundamentally the same footprint that they do.”

“To overcome this in 97-2000, we had a boost from Momentum funds - we don’t anymore and we’re now on a subsistence diet. We basically rob from Peter to pay Paul.”

“It would be so much better for PeopleSoft if we picked where we wanted to play strong and deliver a killer product rather than producing a lot of products that are not competitive in the marketplace.”

☐	E-mail from Kevin Horigan, PeopleSoft Public Services Group Vice President, on May 10, 2003, to Ram Gupta, PeopleSoft EVP of Products & Technology. Defense exhibit D6025 (PDF, 64k).

“In my organization, we spend between 30-45% of our time dealing with frustrated customers. I have checked w/ my peers and they have the same experience. The frustration comes from product quality issues and customer support issues. The frustration is both external (w/ the customers) and internal (w/ our employees).”

“For the three years I have been here, we have said we were addressing product quality - our #1 priority as a company. While I think we have made some progress, the feelings of our customers and employees would not be so positive.”

2.	J.D. Edwards merger as a stopgap acquisition.

☐	E-mail from Rick Bergquist, PeopleSoft CTO, on February 24, 2003, to Craig Conway, PeopleSoft CEO. Defense exhibit D6092 (PDF, 128k).

“We need to either: 1) find a way to dramatically raise our relative investment rate to get into the SAP and Oracle neighborhood. (This is probably through increasing our size); or 2) by adjusting our focus so we’re not trying to match their footprint and spread ourselves too thin.”

☐	E-mail from Rick Bergquist, PeopleSoft CTO, on June 15, 2003, to Ram Gupta, PeopleSoft EVP of Products & Technology. Defense exhibit D6261 (PDF, 992k).

“AMR has written that JDE agreed to be acquired because they couldn’t invest to move forward - Jim Shepard has written about similar concerns about PeopleSoft - to show upside that is compelling to make the institutional investors hold on to us, we’ve got to show synergy in R&D - maintaining 2 parallel code lines will not convince the stock holders that there is good upside!”

3.	PeopleSoft lobbying customers and antitrust authorities against Oracle.

☐	Presentation by PeopleSoft to the Department of Justice - no date provided. Defense exhibit D6053 (PDF, 528k).

“Oracle must be stopped quickly. To preserve competition in the markets for human resources applications, financial applications, and application suites for large enterprises, the DOJ should:

•	Grant early termination of the waiting period for the PeopleSoft - JD Edwards merger. Time is of the essence, as delay weakens PeopleSoft’s competitiveness vis-à-vis SAP and Oracle.

•	Issue a second request to Oracle.

•	If Oracle maintains its tender offer, file suit to block it.”

☐	Presentation by PeopleSoft to the State of Ohio - no date provided. Defense exhibit D5975 (PDF, 176k).

“Next Steps. The US Department of Justice should block Oracle’s takeover bid. The State of Ohio can:

•	Continue to support PeopleSoft with continued purchases.

•	Use its influence to compel the DOJ to act.

•	Sue to block the acquisition.

•	Lead a task force of other states that oppose this action.”

☐	E-mail from Craig Conway, PeopleSoft CEO, on June 13, 2003, to Jim Reese, Randstad North America CEO. Defense exhibit D6046 (PDF, 48k).

“If asked by Justice Department regulators what you feel about the result, please indicate that it reduces your choices for integrated application software to only two, and that it would be extremely expensive for you to convert.”

THE SOLICITATION AND THE OFFER TO BUY PEOPLESOFT’S COMMON STOCK IS ONLY MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE CORPORATION AND PEPPER ACQUISITION CORP. FILED ON JUNE 9, 2003, AS AMENDED AND RESTATED ON FEBRUARY 12, 2004 AND AS SUBSEQUENTLY AMENDED. STOCKHOLDERS SHOULD READ THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS CAN OBTAIN THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM CREDIT SUISSE FIRST BOSTON LLC, THE DEALER MANAGER FOR THE OFFER, FROM MACKENZIE PARTNERS, THE INFORMATION AGENT FOR THE OFFER, OR FROM ORACLE CORPORATION.

[GRAPHIC]	Oracle Customers: Larger	[GRAPHIC]
Development Budget and Increased
Innovation

While Oracle customers will see development of the E-Business Suite applications continue on the current schedule, they will benefit from both the incorporation of the best PeopleSoft product features and capabilities as well as from a larger combined applications development budget. Oracle customers will continue to benefit from Oracle’s one-stop global support for applications, databases, and other technologies and there will be no disruption to customer relationships with Oracle.

Furthermore, customers are strategically seeking to streamline their operations and therefore becoming more selective about which software companies they do business with. They are looking for a select number of strategic suppliers with a broader, expanding, well-integrated offering across the software stack. Oracle believes the acquisition of PeopleSoft will enhance its ability to meet these customer demands. The acquisition will also expand the Oracle customer base, which will attract more independent software vendors (ISVs) with products to extend the Oracle offering and make customer investments more valuable.

But don’t take our word for it. The Oracle Applications User Group (OAUG) announced its support for Oracle’s acquisition of PeopleSoft, based on the benefits to Oracle applications customers. See the OAUG press release (PDF, 80k).

•	Read an open letter from Charles Phillips to PeopleSoft customers that reaffirms Oracle’s interest in PeopleSoft’s customers and moving forward with the transaction. (PDF, 891k)

•	Read about the benefits that Oracle believes customers will realize through the combination of Oracle and PeopleSoft. (PDF, 491k)

•	Read answers to the most frequently asked questions of PeopleSoft customers. (PDF, 489k)

•	Read about Oracle’s global, award-winning customer support organization. (PDF, 490k)

•	Read about the Rdb acquisition, in which we made similar customer commitments and have stuck to them. (PDF, 494k)

•	Read about how DIRECTV has benefited from Oracle’s long-term commitment to customers gained in the Rdb acquisition. (PDF, 529k)

THE SOLICITATION AND THE OFFER TO BUY PEOPLESOFT’S COMMON STOCK IS ONLY MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE CORPORATION AND PEPPER ACQUISITION CORP. FILED ON JUNE 9, 2003, AS AMENDED AND RESTATED ON FEBRUARY 12, 2004 AND AS SUBSEQUENTLY AMENDED. STOCKHOLDERS SHOULD READ THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS CAN OBTAIN THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM CREDIT SUISSE FIRST BOSTON LLC, THE DEALER MANAGER FOR THE OFFER, FROM MACKENZIE PARTNERS, THE INFORMATION AGENT FOR THE OFFER, OR FROM ORACLE CORPORATION.

[GRAPHIC]	Oracle Shareholders: Strategy	[GRAPHIC]
Focused on a Singular, Consolidated
Approach

Scale in this changing world is critical, and the acquisition of PeopleSoft will enable Oracle to accelerate investments in innovation and offer customers a superior solution at a lower price. Furthermore, customers are strategically seeking to streamline their operations and therefore becoming more selective about which software companies they do business with. They are looking for a select number of strategic suppliers with a broader, expanding, well-integrated offering across the software stack. Oracle believes the acquisition of PeopleSoft will enhance its ability to meet these customer demands and make Oracle a more competitive software vendor.

We believe we are in a strong position to absorb this acquisition quickly and efficiently and produce the benefits outlined for customers and shareholders. Our strategy is focused on a singular, consolidated approach to the future—one brand, one product vision, one go-to-market plan, and one global infrastructure. And we’ve had plenty of time to prepare for this combination.

Finally, Oracle is making this tender offer from a position of strength based on our most recent results for the fiscal fourth quarter and full year (PDF, 64k) which exceeded consensus earnings estimates.

Get Informed

As an Oracle shareholder, you can benefit from:

☐	A well-developed vision of how the industry will consolidate, in which Oracle intends to be a long-term strategic vendor for customers.

☐	A merger that is accretive to earnings per share excluding amortization, which should significantly improve over time.

☐	A merger that will accelerate Oracle’s growth in revenue, operating income, cash flow, and earnings per share.

☐	A business integration strategy that is clear and concise, and can be implemented immediately with little execution risk.

☐	Significant identified cost savings that are readily achievable.

☐	Oracle management’s extensive experience with reducing costs and streamlining operations.

☐	No restructuring of Oracle’s operations in conjunction with the proposed acquisition.

THE SOLICITATION AND THE OFFER TO BUY PEOPLESOFT’S COMMON STOCK IS ONLY MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE CORPORATION AND PEPPER ACQUISITION CORP. FILED ON JUNE 9, 2003, AS AMENDED AND RESTATED ON FEBRUARY 12, 2004 AND AS SUBSEQUENTLY AMENDED. STOCKHOLDERS SHOULD READ THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS CAN OBTAIN THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM CREDIT SUISSE FIRST BOSTON LLC, THE DEALER MANAGER FOR THE OFFER, FROM MACKENZIE PARTNERS, THE INFORMATION AGENT FOR THE OFFER, OR FROM ORACLE CORPORATION.

[GRAPHIC]	Partners: Opportunities to Offer New	[GRAPHIC]
and Expanded Services

The combination of Oracle and PeopleSoft customers under one organization will create an even more compelling economy for our partners. There will be additional opportunities for resale, migration, integration, hosting, and other services as a result of this acquisition.

•	Read an open letter from Charles Phillips to PeopleSoft customers that reaffirms Oracle’s interest in PeopleSoft’s customers and moving forward with the transaction. (PDF, 891k)

•	Read about the benefits that Oracle believes customers will realize through the combination of Oracle and PeopleSoft. (PDF, 491k)

•	Read answers to the most frequently asked questions of PeopleSoft customers. (PDF, 489k)

•	Read about Oracle’s global, award-winning customer support organization. (PDF, 491k)

•	Read about the Rdb acquisition, in which we made similar customer commitments and have stuck to them. (PDF, 494k)

•	Read about how DIRECTV has benefited from Oracle’s long-term commitment to customers gained in the Rdb acquisition. (PDF, 529k)

Get Informed

We believe that the combination of Oracle and PeopleSoft will offer the following benefits to our partners - Download (PDF, 469k):

1.	More Ways to Profit

☐	Over time, combining your Oracle and PeopleSoft practices will create greater operational efficiencies.

☐	You will also benefit from a consistent partner interface across more customer engagements.

2.	More Customers

☐	With the combination of PeopleSoft and Oracle customer bases, you’ll have deeper opportunities to drive new revenue streams for implementation, integration, and migration services, across both technology and applications.

☐	You’ll also have access to Oracle PartnerNetwork, with growing opportunities to explore a broader range of customer engagements.

☐	Oracle will continue to support existing customers so you’ll be able to both maintain existing relationships with your platform-specific customers, as well as develop new ones.

3.	More Leverage

☐	Oracle and partners can leverage each other’s strengths, competencies, and expertise to accelerate wins into more industries, more geographies, more market segments, and more channels than ever before.

☐	You can also provide products and services to vertical markets and geographies that Oracle doesn’t target or where Oracle is seeking assistance.

4. More Products

☐	The combination provides access to subsequent versions of Oracle E-Business Suite that will incorporate the best features from both Oracle and PeopleSoft products.

☐	This will result in long-term simplicity for partners, and more importantly, your customers.

5. More Choices

☐	Oracle’s E-Business Suite, combined with the best features and functionalities of PeopleSoft, creates a more compelling product offering.

☐	Oracle’s On Demand applications management services provide more choices for customers making applications purchase decisions, thus creating new market and channel business.

Until the transaction closes, the tender offer should not affect your current business. You should continue to meet your customers’ requirements with your current software and services portfolio. As we have committed to continue to support the PeopleSoft product line, implementations that are currently underway should continue as planned.

Want more information? Build your business with the Oracle PartnerNetwork.

THE SOLICITATION AND THE OFFER TO BUY PEOPLESOFT’S COMMON STOCK IS ONLY MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE CORPORATION AND PEPPER ACQUISITION CORP. FILED ON JUNE 9, 2003, AS AMENDED AND RESTATED ON FEBRUARY 12, 2004 AND AS SUBSEQUENTLY AMENDED. STOCKHOLDERS SHOULD READ THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS CAN OBTAIN THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM CREDIT SUISSE FIRST BOSTON LLC, THE DEALER MANAGER FOR THE OFFER, FROM MACKENZIE PARTNERS, THE INFORMATION AGENT FOR THE OFFER, OR FROM ORACLE CORPORATION.

Customer Related Documents

•	Read an open letter from Charles Phillips to PeopleSoft customers that reaffirms Oracle’s interest in PeopleSoft’s customers and moving forward with the transaction. (PDF, 891k)

•	Read about the benefits that Oracle believes customers will realize through the combination of Oracle and PeopleSoft. (PDF, 491k)

•	Read answers to the most frequently asked questions of PeopleSoft customers. (PDF, 489k)

•	Read about Oracle’s global, award-winning customer support organization. (PDF, 491k)

•	Read about the Rdb acquisition, in which we made similar customer commitments and have stuck to them. (PDF, 494k)

•	Read about how DIRECTV has benefited from Oracle’s long-term commitment to customers gained in the Rdb acquisition. (PDF, 529k)

THE SOLICITATION AND THE OFFER TO BUY PEOPLESOFT’S COMMON STOCK IS ONLY MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE CORPORATION AND PEPPER ACQUISITION CORP. FILED ON JUNE 9, 2003, AS AMENDED AND RESTATED ON FEBRUARY 12, 2004 AND AS SUBSEQUENTLY AMENDED. STOCKHOLDERS SHOULD READ THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS CAN OBTAIN THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM CREDIT SUISSE FIRST BOSTON LLC, THE DEALER MANAGER FOR THE OFFER, FROM MACKENZIE PARTNERS, THE INFORMATION AGENT FOR THE OFFER, OR FROM ORACLE CORPORATION.

U.S. Court Decision: Oracle Cleared to Move Forward

Oracle has received notice that the injunction sought by the Department of Justice to prevent our proposed acquisition of PeopleSoft has been rejected, thus allowing us to move closer to completing the merger. We are hopeful that clearance for the acquisition will be obtained in a timely manner from the remaining antitrust authorities currently reviewing the transaction, including the European Commission.

•	Read the full decision rendered by the United States District Court, Northern District of California which will be posted shortly.

THE SOLICITATION AND THE OFFER TO BUY PEOPLESOFT’S COMMON STOCK IS ONLY MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE CORPORATION AND PEPPER ACQUISITION CORP. FILED ON JUNE 9, 2003, AS AMENDED AND RESTATED ON FEBRUARY 12, 2004 AND AS SUBSEQUENTLY AMENDED. STOCKHOLDERS SHOULD READ THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS CAN OBTAIN THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM CREDIT SUISSE FIRST BOSTON LLC, THE DEALER MANAGER FOR THE OFFER, FROM MACKENZIE PARTNERS, THE INFORMATION AGENT FOR THE OFFER, OR FROM ORACLE CORPORATION.

Oracle Case Filings

A list of selected Oracle trial documents.

•      Closing Arguments Slide (PDF, 550k)

•      Oracle Posttrial Brief (PDF, 1M)

•      Oracle Proposed Conclusions of Law (PDF, 682k)

•      Oracle Proposed Findings of Fact (PDF, 774k)

•      Oracle Answer (PDF, 256k)

•      Oracle Trial Brief (PDF, 162k)

•      Oracle Witness List (PDF, 110k)

•      Oracle Opening Statement slides (PDF, 543k)

[GRAPHIC] [GRAPHIC]

THE SOLICITATION AND THE OFFER TO BUY PEOPLESOFT’S COMMON STOCK IS ONLY MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE CORPORATION AND PEPPER ACQUISITION CORP. FILED ON JUNE 9, 2003, AS AMENDED AND RESTATED ON FEBRUARY 12, 2004 AND AS SUBSEQUENTLY AMENDED. STOCKHOLDERS SHOULD READ THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS CAN OBTAIN THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM CREDIT SUISSE FIRST BOSTON LLC, THE DEALER MANAGER FOR THE OFFER, FROM MACKENZIE PARTNERS, THE INFORMATION AGENT FOR THE OFFER, OR FROM ORACLE CORPORATION.

Media Coverage

☐	Judge’s order may be good for Oracle CNET News.com, July 12, 2004

☐	Oracle: DOJ Failed To Prove Antitrust Case CRN.com, July 10, 2004

☐	DOJ, Oracle Pitch Their Points in Final Briefs eWeek.com, July 9, 2004

THE SOLICITATION AND THE OFFER TO BUY PEOPLESOFT’S COMMON STOCK IS ONLY MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE CORPORATION AND PEPPER ACQUISITION CORP. FILED ON JUNE 9, 2003, AS AMENDED AND RESTATED ON FEBRUARY 12, 2004 AND AS SUBSEQUENTLY AMENDED. STOCKHOLDERS SHOULD READ THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS CAN OBTAIN THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM CREDIT SUISSE FIRST BOSTON LLC, THE DEALER MANAGER FOR THE OFFER, FROM MACKENZIE PARTNERS, THE INFORMATION AGENT FOR THE OFFER, OR FROM ORACLE CORPORATION.

Contact Oracle

Have questions about the impact that Oracle’s pending acquisition of PeopleSoft will have on you?

•	Email us at contact.oracle@oracle.com

•	Call us at the following numbers:

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THE SOLICITATION AND THE OFFER TO BUY PEOPLESOFT’S COMMON STOCK IS ONLY MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE CORPORATION AND PEPPER ACQUISITION CORP. FILED ON JUNE 9, 2003, AS AMENDED AND RESTATED ON FEBRUARY 12, 2004 AND AS SUBSEQUENTLY AMENDED. STOCKHOLDERS SHOULD READ THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS CAN OBTAIN THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM CREDIT SUISSE FIRST BOSTON LLC, THE DEALER MANAGER FOR THE OFFER, FROM MACKENZIE PARTNERS, THE INFORMATION AGENT FOR THE OFFER, OR FROM ORACLE CORPORATION.